Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

SU Group Holdings Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of:		457(o)		$	$15,180,000.00	0.0001381	$2,096.36
Fees to be Paid	Equity	(i) One Pre-Funded Warrant	(1)	Other				0.0001381	0.00
Fees to be Paid	Other	(ii) Two Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Pre-funded Warrants	(3)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Warrants	(4)	Other		$	$30,360,000.00	0.0001381	$4,192.72

Total Offering Amounts:							$45,540,000.00		6,289.08
Total Fees Previously Paid:									0.00
Total Fee Offsets:									6,289.08
Net Fee Due:									$0.00

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Offering Note(s)

(1)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	SU Group Holdings Limited	(1)	F-1	333-291851	11/28/2025		$6,289.08	Equity	Units, each consisting of: (i) One Pre-Funded Warrant and (ii) Two Warrants	18,000,000	$15,163.38	$
Fee Offset Sources	SU Group Holdings Limited	(2)	F-1	333-291851		11/28/2025							6,289.08

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant previously paid an aggregate of $15,163.38 in filing fees in connection with this registration statement as initially filed. This Post-Effective Amendment reflects a reduction in the proposed maximum aggregate offering price. Pursuant to Rule 457(p), an amount of $6,289.08 of the previously paid filing fees are applied as an offset, and no additional filing fees are required for this amendment. As of the date of this filing there is $8,874.30 remaining for future fee offsets.

Offset Note(s):

(2)	The registrant previously paid an aggregate of $15,163.38 in filing fees in connection with this registration statement as initially filed. This Post-Effective Amendment reflects a reduction in the proposed maximum aggregate offering price. Pursuant to Rule 457(p), an amount of $6,289.08 of the previously paid filing fees are applied as an offset, and no additional filing fees are required for this amendment. As of the date of this filing there is $8,874.30 remaining for future fee offsets.